EXHIBIT 99.1

Investor Contacts:

Media Contact:

Evan Smith, CFA / Erica Pettit

Mike York

Financial Dynamics

Wehner & York, P.C.

212-850-5606 / 212-850-5614

703-476-8000

SFBC INTERNATIONAL ANNOUNCES RESIGNATION OF GREGORY B. HOLMES

PRINCETON, NJ, June 19, 2006 – SFBC International, Inc. (NASDAQ: SFCC), a provider of drug development services to branded pharmaceutical, biotechnology, generic drug and medical device companies, today announced that it recently accepted the resignation of Gregory B. Holmes, Pharm.D, as president of corporate development and from its board of directors.

“Following the recent decision to shut down the Company’s operations in Florida, we mutually agreed to Greg’s departure because his focus had largely been related to these operations,” commented Jeffrey P. McMullen, president and chief executive officer.  “We would like to thank Greg for his contributions and dedication to the Company throughout his tenure.”

Jack Levine, chairman of the board, added, “The Company is aggressively pursuing candidates for its board of directors and is in the process of interviewing a number of leading prospects.”

The parties have agreed in principle to a mutual separation and the terms of the separation agreement are being filed on a Form 8-K with the SEC.

About SFBC International, Inc.

SFBC International is an international drug development services company offering a comprehensive range of clinical development, clinical and bioanalytical laboratory, and consulting services to the branded pharmaceutical, biotechnology, generic drug and medical device industries. SFBC has more than 30 offices, facilities and laboratories with more than 2,000 employees strategically located throughout the world. For more information, visit the Company’s Web site at www.sfbci.com or www.pharmanet.com.

Forward-Looking Statements

Certain statements made in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"). Additionally words such as "seek," "intend," "believe," "plan," "estimate," "expect," "anticipate" and other similar expressions are forward-looking statements within the meaning of the Act. Some or all of the results anticipated by these forward-looking statements may not occur. Factors that could cause or contribute to such differences include, but are not limited to, our ability to leverage the strong reputation of PharmaNet, whether adverse publicity relating to SFBC’s Miami operations causes clients to select competitors, not only for early stage branded clinical trials but also for other aspects of SFBC’s business; SFBC’s ability to resolve open issues relating to its Miami property including whether it can successfully appeal and/or enjoin the Miami-Dade County Unsafe Structures Board ruling and any related fines or expenses if we are unsuccessful, the associated costs and expenses with discontinuing the Company’s operations in Miami and Ft. Myers, whether a building permit will be issued, whether SFBC will  prevail in  the pending land lease litigation; continued adverse publicity related to actions of the United States Senate Finance Committee; developments with respect to the SEC’s inquiry and securities class action lawsuits and derivative lawsuits; SFBC’s assessment of its current FDA inspections; SFBC’s ability to successfully achieve and manage the technical requirements of specialized clinical trial services, while complying with applicable rules and regulations; regulatory changes; changes affecting the clinical research industry; a reduction of outsourcing by pharmaceutical and biotechnology companies; SFBC's ability to compete internationally in attracting clients in order to develop additional business; cancellation of contracts; SFBC’s ability to retain and recruit new employees; SFBC's clients' ability to provide the drugs and medical devices used in its clinical trials; SFBC’s future stock price; SFBC’s financial guidance; and the national and international economic climate as it affects drug development operations. Further information can be found in SFBC's risk factors contained in its Form 10-K filed with the SEC in 2006 and other filings with the Securities and Exchange Commission.

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